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
GEODYNE ENERGY INCOME PROGRAMS
1996 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)


                                                             CASH DISTRIBUTIONS
                                                                  PER UNIT
                           1996 YEAR-END                     ----------------------
                             PER UNIT       1995 YEAR-END              CUMULATIVE
        FORMATION   UNIT    ESTIMATED        ESTIMATED       1996    DISTRIBUTIONS
P/SHIP     DATE     SIZE    VALUATION(2)    VALUATION(2)     TOTAL   THRU 13/31/96    P/SHIP

II-A    07/22/87     100      47.25           26.01            5.37        80.17     II-A
II-B    10/14/87     100      41.42           23.65            4.79        76.40     II-B
II-C    01/13/88     100      62.72           29.58            5.43        77.11     II-C
II-D    05/10/88     100      71.62           36.38            4.85        72.21     II-D
II-E    09/27/88     100      53.55           31.60            4.45        58.67     II-E
II-F    01/05/89     100      68.64           39.72            8.66        76.09     II-F
II-G    04/10/89     100      67.70           39.02            8.30        71.57     II-G
II-H    05/17/89     100      66.28           38.01            7.92        67.20     II-H


(1)  This  chart must be read in  connection with the letter dated January  27, 1997, providing important  assumptions  and other  information  on  the  methodology  used to  calculate  these estimates.

  (2)  1996 Year-End  estimates use $23.75 per barrel of oil and  $3.57 per thousand cubic feet
(MCF)  of gas compared  to $18.50  per barrel and  $2.00 per MCF  of gas for  the 1995 Year-End estimates.

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